Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Tractor Supply Company 2009 Stock Incentive Plan of our reports dated February 24, 2009, with respect to the consolidated financial statements of Tractor Supply Company included in its Annual Report (Form 10-K) for the year ended December 27, 2008, and the effectiveness of internal control over financial reporting of Tractor Supply Company filed with the Securities and Exchange Commission.
/s/Ernst & Young LLP
Nashville, Tennessee
July 31, 2009